UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
August 20, 2007
Date of Report (date of earliest event reported)
STARBUCKS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Washington	0-20322	91-1325671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2401 Utah Avenue South
Seattle, Washington 98134
(Address of principal executive offices)
(206) 447-1575
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 1.1
EXHIBIT 4.2
EXHIBIT 4.3

Item 1.01 Entry into a Material Definitive Agreement.
     On August 20, 2007 (the “Effective Date”), Starbucks Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., Banc of America Securities LLC and Citigroup Global Markets Inc., acting on behalf of themselves and the other underwriters named therein (the “Underwriters”), for the public offering of $550,000,000 aggregate principal amount of its 6.25% Senior Notes due August 15, 2017 (the “Senior Notes”). The Senior Notes were issued under a base indenture dated as of August 23, 2007 (the “Base Indenture”) between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as amended and supplemented by a supplemental indenture dated as of August 23, 2007 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between the Company and the Trustee. The issuance and sale of the Senior Notes closed on August 23, 2007. The Company will pay interest on the Senior Notes on February 15 and August 15 of each year, commencing February 15, 2008. The net proceeds to the Company from the sale of the Senior Notes, after deducting expenses and underwriter discounts, are approximately $545.3 million.
     The underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial and investment banking services for the Company, for which they received or will receive customary fees. In addition, affiliates of Goldman, Sachs & Co., Banc of America Securities LLC and Citigroup Global Markets Inc. are lenders under (i) a 364-day credit facility the Company entered into on August 7, 2007 and (ii) a $1 billion revolving credit facility under a credit agreement dated August 12, 2005, as amended, which serves as a backstop to the Company’s commercial paper program. The lender affiliates of the underwriters will receive a portion of the proceeds of this offering in repayment of outstanding indebtedness under the 364-day credit facility.
     The Senior Notes were offered and sold by the Company pursuant to its automatic shelf registration statement on Form S-3 ASR (the “Registration Statement”) (File Number 333-145572), filed with the Securities and Exchange Commission on August 20, 2007, as supplemented by the final prospectus supplement filed with the Securities and Exchange Commission on August 21, 2007.
     The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification and contribution rights and obligations of the parties and termination provisions. The Indenture contains covenants that, among other things, will limit the ability of the Company to create certain liens to: secure other indebtedness; enter into certain sale and leaseback transactions; and consolidate, merge or transfer all or substantially all of the Company’s assets. The Indenture provides for customary events of default. Upon a change of control triggering event (as defined in the Indenture), the Company will be required to make an offer to purchase the Senior Notes at a price equal to 101% of their principal amount plus accrued and unpaid interest to the date of repurchase. In addition, the Company may redeem the Senior Notes in whole or in part prior to their maturity at any time at a price that includes a make-whole premium, plus accrued and unpaid interest to the date of redemption.
     The foregoing descriptions of the Underwriting Agreement, the Indenture, the Senior Notes and the Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Indenture, the form of Senior Note and the form of Supplemental Indenture, each of which is filed as an exhibit hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 20, 2007, by and among Starbucks Corporation and Goldman, Sachs & Co., Banc of America Securities LLC and Citigroup Global Markets Inc., acting on behalf of themselves and the other underwriters named therein
4.1(1)	Form of Indenture
4.2	Form of Note for 6.25% Senior Notes due 2017
4.3	Form of Supplemental Indenture for 6.25% Senior Notes due 2017

(1)	Filed as an exhibit to the Registration Statement and incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 23, 2007	STARBUCKS CORPORATION
	By:	/s/ Michael Casey
Michael Casey
executive vice president, chief financial officer and chief administrative officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 20, 2007, by and among Starbucks Corporation and Goldman, Sachs & Co., Banc of America Securities LLC and Citigroup Global Markets Inc., acting on behalf of themselves and the other underwriters named therein
4.1(1)	Form of Indenture
4.2	Form of Note for 6.25% Senior Notes due 2017
4.3	Form of Supplemental Indenture for 6.25% Senior Notes due 2017

(1)	Filed as an exhibit to the Registration Statement and incorporated herein by reference.